Exhibit 3.1

I certify the attached is a true and correct copy of the Amended and Restated Articles of Organization, filed on February 11, 2016, for P.I.M.D. INTERNATIONAL, LLC, a Florida limited liability company, as shown by the records of this office.

The document number of this limited liability company is L09000029412.

1

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

OF

P.I.M.D. INTERNATIONAL, LLC

P.I.M.D. International, LLC (the "Company"), a limited liability company organized under the laws of the State of Florida, does hereby certify:

1.	The Company, pursuant to the provisions of Section 605.0202 of the Florida Limited Liability Company Act (the "Act"), hereby adopts these Amended and Restated Articles of Organization which accurately restate and integrate the Articles of Organization filed on March 26, 2009 and all amendments thereto that are in effect to date as permitted by the Act.
2.	Each Amendment made by these Amended and Restated Articles of Organization has been effected in conformity with the provisions of the Act and duly approved and adopted by the sole Member of the Company on December 18th, 2014.
3.	The original Articles of Organization and all amendments thereto are hereby superseded by the Amended and Restated Articles of Organization effective on the date of filing with the Florida Secretary of State, and are as follows:

ARTICLE I

The name of the Limited Liability Company is P.I.M.D. International, LLC.

ARTICLE II

The street address and mailing address of the Company is 8280 NW 27th Street, Suite 506, Doral, FL 33122.

ARTICLE III

The purpose for which this Limited Liability Company is organized is any and all lawful business.

ARTICLE IV

The name and address of the registered agent is Richard C. Fox, 561 NE Zebrina Senda, Jensen Beach, FL 34957.

ARTICLE V

The name and address of the sole manager is ScripsAmerica, Inc._ 1094A Main Avenue, Clifton, NJ 07011.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Organization this 18th day of December. 2014.

Vanessa Gonzalez. Member

/s/ Vanessa Gonzalez

AGREED this 18th day of December, 2014:

ScripsAmerica,Inc.

/s/ Jeffrey Andrews, CFO

Jeffrey Andrews

I am familiar with, and accept, the obligations of registered agent of P.I.M.D. International, LLC effective this 18th day of December. 2014.